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                                                                   Exhibit 10.17


                               AMENDMENT NO. 2 TO
                 AMENDED AND RESTATED LINE OF CREDIT AGREEMENT

          This Amendment No. 2 (the "Amendment") dated as of August 11, 1997, is among Bank of America National Trust and Savings Association (the "Bank"), The Gymboree Corporation ("TGC"), Gymboree Manufacturing, Inc. ("GMI"), Gymboree, Inc. ("GI"), Gymboree Industries Limited ("GIL"), and Gymboree U.K., Ltd. ("GUKL"). (TGC, GMI, GI, GIL, and GUKL are hereinafter referred to collectively as the "Borrowers" and individually as a "Borrowers").

                                    RECITALS

          A. The Bank, TGC, and GMI entered into a certain Amended and Restated Line of Credit Agreement dated as of October 27, 1995, as previously amended (the "Agreement"). GI and GIL were added as Borrowers pursuant to Amendment No. 1 to Amended and Restated Line of Credit Agreement dated as of July 17, 1997.

          B.   TGC has a wholly-owned English subsidiary, GUKL.

          C. TGC, GMI, GI, and GIL have requested the Bank to add GUKL as a Borrower under the Agreement for the limited purpose of making available to GUKL the new foreign exchange facility added to the Agreement by this Amendment. The Bank is willing to grant that request subject to certain of the additional terms and conditions set forth in this Amendment.

          D. The Bank and the Borrowers desire to amend the Agreement in order to memorialize the terms and conditions under which GUKL is added as a Borrower under the Agreement.

          E. The Bank and the Borrowers also desire to amend the Agreement in order to add a foreign exchange facility to the Agreement and to adjust certain within-line limitations applicable to standby letters of credit issued under the Agreement in conjunction with making standby letters of credit available to GIL.

                                   AGREEMENT

          1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

          2.  Amendments.  The Agreement is hereby amended as follows:

              2.1 Clause (iii) of the proviso at the end of Paragraph 1.1(c) is amended to read in its entirety as follows:




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               (iii) the outstanding amount of any standby letters of credit, including amounts drawn on such letters credit and not yet reimbursed, may not exceed One Million Dollars ($1,000,000); provided further that the outstanding amount of any such letters of credit, including amounts drawn on such letters of credit and not yet reimbursed, issued for the accounts of TGC or GIL, respectively, may not exceed Five Hundred Thousand Dollars ($500,000).

          2.2 A new Paragraph 1.4 is added to the Agreement, and it reads in its entirety as follows:

               1.4  Foreign Exchange Facility.

               (a) During the availability period, the Bank at its discretion may enter into spot and forward foreign exchange contracts with any one more of the Borrowers. The foreign exchange contract limit will be Ten Million U.S. Dollars (U.S. $10,000,000), and the settlement limit will be five Million U.S. Dollars (U.S. $5,000,000). The "foreign exchange contract limit" is the maximum limit on the net difference between the total foreign exchange contracts outstanding less the total foreign exchange contracts for which the borrowers have already compensated the Bank. The "settlement limit" is the maximum limit on the gross total amount of all sale and purchase contracts on which delivery is to be effected and settlement allowed on any one banking day.

               (b) The Bank shall not be obligated to permit the Borrowers to enter into any foreign exchange contracts which would exceed the settlement limit. However, if the Bank decides, in its discretion, to waive the settlement limit for foreign exchange contracts which will settle on any particular banking day, the Bank shall not be required to make any U.S. Dollar or foreign currency settlement payment to the Borrowers until the Bank receives evidence satisfactory to it that the Borrowers have paid the Bank all of the Borrowers' U.S. Dollar and foreign currency settlement payments. The Bank shall not be liable for interest or other damages caused by any such failure to pay or deliver or any such delay in payment or delivery.

               (c) The Borrowers will pay the Bank on demand the Bank's then standard foreign exchange contract fees for each contract.

               (d) Foreign exchange contracts will be in form and substance satisfactory to the Bank.



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                (e)  No foreign exchange contracts will mature later than 180 days after the Expiration Date, and in addition no foreign exchange contract shall have a tenor longer than 180 days.

                (f) The Borrowers understand the risks of, and are financially able to bear any losses resulting from, entering into foreign exchange contracts. The Bank shall not be liable for any loss suffered by the Borrowers as a result of the Borrowers' foreign exchange trading. The Borrowers will enter into each foreign exchange contract in reliance only upon the Borrowers' own judgment. The Borrowers acknowledge that in entering into foreign exchange contracts with the Borrowers, the Bank is not acting as a fiduciary. The Borrowers understand that neither the Bank nor any Borrower has any obligation to enter into any particular foreign exchange contract with the other.

               (g) The Borrowers hereby request the Bank to rely upon and execute the Borrowers' telephonic instructions regarding foreign exchange contracts, and the Borrowers agree that the Bank shall incur no liability for its acts or omissions which result from interruption of communications, misunderstood communications or instructions from unauthorized persons, unless caused by the wilful misconduct of the Bank or its officers or employees. The Borrowers agree to protect the Bank and hold it harmless from any and all loss, damage, claim, expense (including the reasonable fees of outside counsel and the allocated costs of staff counsel) or inconvenience, however arising, which the Bank suffers or incurs or might suffer or incur, based on or arising out of said acts or omissions.

               (h) The Borrowers agree to promptly review all confirmations sent to the Borrowers by the Bank. The Borrowers understand that these confirmations are not legal contracts but only evidence of the valid and binding oral contract which the Borrowers have already entered into with the Bank. The Borrowers agree to promptly execute and return to the Bank confirmations which accurately reflect the terms of a foreign exchange contract, and immediately contact the Bank if the Borrowers believe a confirmation is not accurate. In the event of a conflict, inconsistency or ambiguity between the provisions of this Agreement and the provisions of confirmation, the provisions of this Agreement will prevail.

               (i) The Borrowers agree that the Bank may electronically record all telephonic conversations with the Borrowers relating to foreign exchange contracts



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     and that such tape recordings may be submitted in evidence to any court or in any other proceedings relating to such contracts. The Borrowers agree that in the event of a conflict, inconsistency or ambiguity between the terms of a foreign exchange contract as reflected in a tape recording and the terms stated on a confirmation, the terms reflected in the tape recording shall control.

               (j) The Borrowers hereby authorize the Bank to debit the Borrowers' accounts with the Bank for payments due from the Borrowers to the Bank with respect to any foreign exchange contract.

               (k) In addition to any other rights or remedies which the Bank may have under this Agreement or otherwise, upon the occurrence of an event of default under this Agreement, or if the Borrowers' aggregate realized or unrealized mark-to-market losses on foreign exchange contracts exceed One Million Dollars $1,000,000 (the "Revaluation Limit"), the Bank may:

                    (1) Suspend performance of its obligations to the Borrowers under any foreign exchange contract;

                    (2) Declare all foreign exchange contracts, interest and any other amounts which are payable by the Borrowers to the Bank immediately due and payable; and

                    (3) Without notice to the Borrowers, close out any or all foreign exchange contracts or positions of the Borrowers with the Bank.

     The Bank shall not be under any obligation to exercise any such rights or remedies or to exercise them at a time or in a manner beneficial to the Borrowers. The Borrowers shall be liable for any amounts owing to the Bank after exercise of any such rights and remedies.

               (l) The Borrowers agree to enter into a Foreign Exchange Master Agreement with the Bank (as amended, modified or renewed, the "FEMA") by no later than September 23, 1997. All foreign exchange transactions entered into between each Borrower and the Bank shall be subject to the provisions of this Agreement and the FEMA. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the FEMA, the provisions of the FEMA shall control. The occurrence of an Event of Default under the FEMA shall also constitute a default under this Agreement.



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                    2.3  The final sentence of the definition of "Subsidiary" in
          Paragraph 5.1 is amended to read in its entirety as follows:

               The term "Subsidiary" shall include GMI, GI, GIL, or GUKL in the event that GMI, GI, GIL, or GUKL is no longer a "Borrower" under this Agreement.

                    2.4 Paragraph 6.1 is amended to read in its entirety as follows:

                         6.1 Use of Line of Credit. To request commercial or standby letters of credit only for use in the usual course of business and to request standby letters of credit only for the accounts of TGC or GIL.

                    2.5 In the lead-in of Paragraph 6.2, "GUKL" is substituted for "Gymboree U.K. Ltd." in the second parenthetical phrase.

               3. GUKL's Acknowledgment. GUKL hereby acknowledges that by executing this Amendment and thereby becoming a Borrower under the Agreement for the limited purpose of entering into spot and forward foreign exchange contracts with the Bank, GUKL promises and agrees to perform or to be subject to, as applicable, each and every covenant, agreement, term, and obligation of the Agreement including, without limitation, those which pertain to the joint and several liability of each Borrower to the Bank for the payment of all obligations under the Agreement and under any instrument or agreement required under the Agreement.

               4. Representations and Warranties. When the Borrowers sign this Amendment, the Borrowers represent and warrant to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within each Borrower's powers, has been duly authorized, and does not conflict with any of either Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which either Borrower is bound.

               5. Condition Precedent. This Amendment will be effective when the Bank receives, in form and content acceptance to the Bank, evidence that the execution, delivery, and performance by GUKL of this Amendment and any instrument or agreement required under the Agreement, as amended by this Amendment, have been duly authorized.

               6. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect. Further, nothing in this


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Amendment shall release TGC, GMI, GI, or GIL from any of its obligations under the Agreement.

          This Amendment is executed as of the date stated at the beginning of this Amendment.

                                        Bank of America National Trust
                                        and Savings Association


                                        By
                                          ---------------------------------
                                        Title
                                             ------------------------------

                                        By
                                          ---------------------------------
                                        Title
                                             ------------------------------

                                        The Gymboree Corporation


                                        By  /s/ JAMES P. CURLEY
                                          ---------------------------------
                                                James P. Curley

                                        Title   Senior Vice President,
                                                Chief Financial Officer,
                                                Chief Accounting Officer
                                             ------------------------------

                                        By  /s/ JOSEPH T. PRUSKO
                                          ---------------------------------
                                                Joseph T. Prusko

                                        Title   Vice President, Treasurer
                                             ------------------------------

                                        Gymboree Manufacturing, Inc.


                                        By  /s/ JAMES P. CURLEY
                                          ---------------------------------
                                                James P. Curley

                                        Title   Senior Vice President,
                                                Chief Financial Officer,
                                                Chief Accounting Officer
                                             ------------------------------

                                        By  /s/ JOSEPH T. PRUSKO
                                          ---------------------------------
                                                Joseph T. Prusko

                                        Title   Vice President, Treasurer
                                             ------------------------------

                                        Gymboree, Inc.


                                        By  /s/ JAMES P. CURLEY
                                          ---------------------------------
                                                James P. Curley

                                        Title   Senior Vice President,
                                                Chief Financial Officer,
                                                Chief Accounting Officer
                                             ------------------------------

                                        By  /s/ JOSEPH T. PRUSKO
                                          ---------------------------------
                                                Joseph T. Prusko

                                        Title   Vice President, Treasurer
                                             ------------------------------

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